UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2023

COMMVAULT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33026	22-3447504
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1 Commvault Way
Tinton Falls, New Jersey 07724
(Address of principal executive offices, including zip code)

(732) 870-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVLT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described in Item 5.07 below, Commvault Systems, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on August 29, 2023, where the Company’s stockholders approved an increase of 3,200,000 shares available for issuance under the Company’s 2016 Omnibus Incentive Plan, as amended (the “Incentive Plan”). The Company may grant awards to its directors, officers, employees, and consultants, and those of its affiliates, pursuant to the Incentive Plan.

A more complete description of the Incentive Plan is contained in the definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on July 11, 2023. The description of the Incentive Plan in the definitive proxy statement is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further described in Item 5.07 below, at the Company’s Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to include officer exculpation, as permitted by recent amendments to Delaware law. The Certificate of Amendment of the Charter (the “Certificate of Amendment”) became effective upon filing thereof with the Secretary of State of Delaware on August 30, 2023. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment attached as Exhibit 3.1 of this Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on August 29, 2023 at which the Company’s stockholders voted for (1) the election of nine (9) directors whose terms expire at the Annual Meeting, (2) the amendment to the Company’s Amended and Restated Certificate of Incorporation to include officer exculpation, (3) executive compensation on a non-binding, advisory basis, (4) the frequency of future advisory votes on executive compensation on a non-binding, advisory basis, (5) the appointment of Ernst & Young LLP as the Company’s independent auditor and public accountants for the fiscal year ending March 31, 2024, and (6) an amendment to the Incentive Plan. The voting results are as follows:

1.    Election of Directors:

	For	Against	Abstain	Broker Non-Vote
(01). Nicholas Adamo	36,970,194	897,196	34,125	3,254,652
(02). Martha H. Bejar	35,066,900	2,795,654	38,961	3,254,652
(03). Keith Geeslin	36,898,422	968,796	34,297	3,254,652
(04). Vivie “YY” Lee	36,668,058	1,195,703	37,754	3,254,652
(05). Sanjay Mirchandani	37,487,848	380,614	33,053	3,254,652
(06). Charles Moran	37,429,687	437,018	34,810	3,254,652
(07). Allison Pickens	36,890,905	971,710	38,900	3,254,652
(08). Shane Sanders	37,629,497	222,563	49,455	3,254,652
(09). Arlen Shenkman	37,447,721	419,102	34,692	3,254,652

2.    Amend the Company’s Amended and Restated Certificate of Incorporation to include officer exculpation.

For	Against	Abstain	Broker Non-Vote
32,844,543	4,950,916	106,056	3,254,652

3.    Approve, on an advisory basis, the Company’s executive compensation.

For	Against	Abstain	Broker Non-Vote
36,270,648	1,547,549	83,318	3,254,652

4.    Approve, on an advisory basis, on the frequency of future advisory votes on the Company’s executive compensation.

ONE YEAR	TWO YEARS	THREE YEARS	Abstain	Broker Non-Vote
36,858,875	13,206	956,642	72,792	3,254,652

In light of these voting results, the Board of Directors has determined that the Company will hold an advisory vote on executive compensation every year, until the next required vote on the frequency of such advisory votes, or until the Board otherwise determines that a different frequency is in the best interests of the Company and its stockholders.

5.    Ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending March 31, 2024.

For	Against	Abstain	Broker Non-Vote
38,768,825	2,313,362	73,980	0

6.    Approve additional shares to be available for issuance under the Company’s Incentive Plan.

For	Against	Abstain	Broker Non-Vote
35,007,407	2,817,861	76,247	3,254,652

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits
    3.1     Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company
    104    Cover Page Interactive Data File (formatted as inline XBRL and contained in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMVAULT SYSTEMS, INC.

Dated:	August 31, 2023	/s/ Danielle Sheer
Name: Danielle Sheer Title: Chief Legal and Compliance Officer, Secretary

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